Exhibit 99.1

January 27, 2005

Derek Chang
Charter Communications
6399 S. Fiddler's Green Circle
Sixth Floor
Greenwood Village, CO 80111

Dear Derek:

Reference is hereby made to that certain offer letter dated December 2, 2003 between Charter Communications, Inc. (the "Company") and yourself (the "Offer Letter"). The Letter provides that you have the right to terminate your employment with Charter upon the occurrence of certain specified events, including "a change in the current CEO" (the "Termination Right"). The Offer Letter does not contain express provisions for a specific time by which the Termination Right must be exercised.

By your signature on this letter, you agree with the Company that you shall have until the end of April 15, 2005 to exercise the Termination Right. This letter is in addition to the rights and benefits contained in the Offer Letter, which shall remain in full force and effect.

Very truly yours,

/s/ Robert P. May
Name: Robert P. May
Title: Interim President and
Chief Executive Officer

Accepted and agreed this 28th day of January 2005

/s/ Derek Chang
Derek Chang

cc: Robert P. May